UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2013

Associated Banc-Corp

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code 920-491-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The results of the matters submitted to a shareholder vote at the Annual Meeting of Shareholders of Associated Banc-Corp (“Company”) held on April 23, 2013 were as follows:

(1)	Election of the below-named nominees to the Board of Directors of the Company:

Nominee	Number of Votes FOR	Number of Votes Withheld	Broker Non- Votes
John F. Bergstrom	130,605,888	1,326,680	18,032,739
Ruth M. Crowley	131,188,622	743,945	18,032,739
Philip B. Flynn	131,398,726	533,842	18,032,739
Ronald R. Harder	131,127,404	805,163	18,032,739
William R. Hutchinson	131,126,459	806,109	18,032,739
Robert A. Jeffe	131,387,712	544,856	18,032,739
Eileen A. Kamerick	131,205,820	726,747	18,032,739
Richard T. Lommen	131,341,384	591,184	18,032,739
J. Douglas Quick	131,199,332	733,235	18,032,739
Karen T. van Lith	131,297,316	635,252	18,032,739
John B. Williams	131,320,822	611,746	18,032,739

Each of the nominees was elected.

(2)	Approval of the Associated Banc-Corp 2013 Incentive Compensation Plan:

Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
123,710,617	7,859,112	362,826	18,032,751

This matter was approved by shareholders

(3)	Advisory approval of Associated Banc-Corp’s named executive officer compensation:

Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
127,635,584	2,687,369	1,609,603	18,032,750

This matter was approved by shareholders.

(4)	Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013:

Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
148,657,159	926,570	381,577	0

This matter was approved by shareholders.

Item 8.01. Other Events.

On April 23, 2013, the Board of Directors of the Company declared regular quarterly dividends on the Company’s outstanding common shares and outstanding 8.00% Perpetual Preferred Stock, Series B Depositary Shares. The news release containing this information is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 News Release dated April 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp

Date: April 25, 2013	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number
99.1	News Release dated April 23, 2013

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